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                                FAEGRE & BENSON LLP
                                2200 Norwest Center
                              90 South Seventh Street
                            Minneapolis, Minnesota 55402
                                    612-336-3000




                                                                 July 29, 1998

Board of Directors
Excelsior-Henderson Motorcycle Manufacturing Company
805 Hanlon Drive
Belle Plaine, Minnesota 56011


          In connection with the proposed registration under the Securities Act of 1933, as amended, of shares of Common Stock of Excelsior-Henderson Motorcycle Manufacturing Company, a Minnesota corporation (the "Company"), offered and to be offered pursuant to the Excelsior-Henderson Motorcycle Manufacturing Company Amended and Restated 1995 Stock Plan (the "Plan"), we have examined the Company's Restated Articles of Incorporation, as amended, its Amended and Restated By-Laws, and such other documents, including the Registration Statement on Form S-8, dated the date hereof, to be filed with the Securities and Exchange Commission relating to such shares (the "Registration Statement"), and have reviewed such matters of law as we have deemed necessary for this opinion. Accordingly, based upon the foregoing, we are of the opinion that:

          1. The Company is duly and validly organized and existing and in good standing under the laws of the State of Minnesota.

          2. The Company has duly authorized the issuance of the shares of Common Stock which may be issued pursuant to the Plan.

          3. The shares which may be issued pursuant to the Plan will be, upon issuance, validly issued and outstanding and fully paid and nonassessable.

          4. All necessary corporate action has been taken by the Company to adopt the Plan, and the Plan is a validly existing plan of the Company.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                        Very truly yours,


                                                         FAEGRE & BENSON LLP